UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14C

             Information Statement Pursuant to Section 14(c) of the
                         Securities Exchange Act of 1934


Filed by the registrant                     [X]

Filed by a party other than the registrant  [ ]


Check the appropriate box:

[ ]  Preliminary Information Statement

[ ] Confidential, for use of the Commission (only as permitted by Rule 14c-5(d)(2))

[X]  Definitive Information Statement


                          SAILTECH INTERNATIONAL, INC.

                (Name of Registrant as Specified in its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with Preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing fee for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.

     (3)  Filing Party:

     (4)  Date Filed: November 24, 2003

                        WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY.


                          SAILTECH INTERNATIONAL, INC.

                               2242 South Hwy # 83
                             Crystal City, TX 78839
                               Tel. (830) 374-9100
                               Fax (830) 374-9105

                              INFORMATION STATEMENT
                           AND NOTICE OF ACTIONS TAKEN
                 BY WRITTEN CONSENT OF THE MAJORITY STOCKHOLDERS


General Information
-------------------

         This information is being provided to the shareholders of Sailtech International, Inc., (the "Company"), in connection with our prior receipt of approval by written consent, in lieu of a special meeting, of the holders of a majority of our common stock authorizing an amendment to our Articles of Incorporation (1) effecting a change of the Company name to Ecoloclean Industries, Inc. (the "Name Change"), and (2) authorizing an increase in our authorized common stock capital from 50,000,000 common shares, par value $0.001 to 100,000,000 common shares, par value $0.0001 and an increase in our preferred capital stock from 1,000,000 shares, par value $0.01 to 10,000,000 shares, par value $0.001. The shareholders holding shares representing 54.2% of the votes entitled to be cast at a meeting of the Company's shareholders, consented in writing to the proposed actions. The approval by the shareholders will not become effective until 20 days from the date of mailing of this Information Statement to our shareholders.

         The Company's Board of Directors approved this action on October 16, 2003 and recommended that the Articles of Incorporation be amended in order to effectuate the name change and increase our capital stock.

         The proposed Amendment to the Articles of Incorporation will be filed with the Nevada Secretary of State and will be effective when filed. The anticipated filing date will be 20 days after the mailing of this Information Statement. If the proposed Amendment were not adopted by written majority shareholder consent, it would have been necessary for this action to be considered by the Company's shareholders at a special shareholder's meeting convened for the specific purpose of approving the Amendment.

         The elimination of the need for a special meeting of the shareholders to approve the Amendment is authorized by Section 78.320 of the Nevada Revised Statutes, (the "Nevada Law"). This Section provides that the written consent of the holders of outstanding shares of voting capital stock, having not less that the minimum number of votes which would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on a matter were present and voted, may be substituted for the special meeting. According to this
Section 78.390 of the Nevada Law, a majority of the outstanding shares of voting capital stock entitled to vote on the matter is required in order to amend the Company's Articles of Incorporation. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the Amendment as early as possible in order to accomplish the purposes of the Company, the Board of Directors of the Company voted to utilize the written consent of the majority shareholders of the Company.

         The date on which this Information Statement was first sent to the shareholders is on, or about November 25, 2003. The record date established by the Company for purposes of determining the number of outstanding shares of Voting Capital Stock of the Company was October 16, 2003, (the "Record Date").


Outstanding Voting Stock of the Company
---------------------------------------

         As of the Record Date, there were 32,475,664 shares of Common Stock issued and outstanding. The Common Stock constitutes the outstanding class of voting securities of the Company. Each share of Common Stock entitles the holder to one (1) vote on all matters submitted to the shareholders.

Security Ownership of Certain Owners and Management
---------------------------------------------------

The following table sets forth the Common Stock ownership information as of October 16, 2003, with respect to(i) each person known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock; (ii) each director of the Company; and (iii) all directors, executive officers and designated stockholders of the Company as a group. This information as to beneficial ownership was furnished to the Company by or on behalf of the persons named. Unless otherwise indicated, each has sole voting and investment power with respect to the shares beneficially owned. The percentages are based on 32,475,664 shares issued and outstanding as of October 16, 2003.

(a)      Beneficial Ownership of more than 5% based on 32,475,664 common shares.

Beneficial Ownership of 5%.

Table 1.

       (1)                   (2)                  (3)                  (4)
Title of                Name and Address    Amount and Nature   Percent of Class
Class
Common Stock

Michael Ward(1)(2)      1862 Bitters Rd.       6,000,000             18.48%
                        San Antonio, TX

Royis Ward(1)(2)        5902 Fenway St.        6,000,000             18.48%
                        Corpus Christi, TX

Michael Richardson(2)   950 Birdsong St.       4,000,000             12.32%
                        Lafayette, LA


Total                                         16,000,000             49.28%


(b)Security Ownership of Management. Based on 32,475,664 shares as of October 16, 2003.

Table 2.

Title of                Name and Address    Amount and Nature   Percent of Class
Class

Michael Ward(1)(2)      1862 W. Bitters Rd.    6,000,000             18.48%
                        San Antonio, TX

Royis Ward(1)(2)        5902 Fenway St.        6,000,000             18.48%
                        Corpus Christi, TX
                        78413

Total                                         12,000,000             38.12%

Directors as a group owned 38.12% of the Company's issued and outstanding stock.

Notes:
------
(1) Directors and Officers
(2) Consenting Shareholder


Purpose and Effect of the Name Change
-------------------------------------

         Our board of directors believes that the new corporate name change to Ecoloclean Industries, Inc. will promote public recognition and more accurately reflect our business operations.

Purpose and Effect of the Increase in Authorized Common Stock
-------------------------------------------------------------

         The proposed increase in our authorized common and preferred stock will enable the Company to have sufficient shares for future financing and acquisition opportunities. This change will not affect the relative rights or privileges of our common stock shareholders. We have no preferred shareholders. The newly authorized common stock will have the same rights as the presently authorized shares of Common Stock. We have no plans to issue common or preferred stock at the present time.

         There can be no assurance, nor can the Board of Directors of the Company predict what effect, if any, the proposed increase in the authorized common stock will have on the market price of the Company's common stock.

No Dissenter's Rights
---------------------

         Under Nevada Law, our dissenting shareholders, if any, are not entitled to appraisal rights with respect to our amendment, and we will not independently provide our shareholders with any such right.

Conclusion
----------

         As a matter of regulatory compliance, we are sending you this Information Statement which describes the purpose and effect of the Amendment. Your consent to the Amendment is not required and is not being solicited in connection with this action. This Information Statement is intended to provide our stockholders information required by the rules and regulations of the Securities Exchange Act of 1934.


 WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.
           THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.


                                          For the Board of Directors of
Date: November 24, 2003.                  Sailtech International, Inc.


                                              /s/ Royis Ward
                                          -------------------------
                                          By: Royis Ward
                                          Title: President/Chairman of the Board

Exhibit "A"
Proposed Amendment to the Articles of Incorporation



              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                                       OF
                          SAILTECH INTERNATIONAL, INC.


         Pursuant to the provisions of the Nevada Revised Statutes (NRS), Chapter 78, the following Certificate of Amendment is submitted for filing:

ARTICLE I is hereby amended to read as follows:

                                      Name
                                      ----

         The name of this corporation is ECOLOCLEAN INDUSTRIES, INC.

ARTICLE II is hereby amended to read as follows:

                                Authorized Stock
                                ----------------

         2.1 Authorized Stock. The corporation will have authority to issue One Hundred Ten Million (110,000,000) shares of stock in the aggregate. These shares will be divided into two classes and designated as follows:

         (a) One Hundred Million (100,000,000) shares of Common Stock, par value: $0.0001 per share which is non-assessable.

         (b) Ten Million  (10,000,000)  shares of  Preferred  Stock,  par value:
$0.001 per share which may be issued in various series.

All the shares may be issued by the corporation from time to time and for such consideration as may be determined upon and fixed by the board of directors not inconsistent with law, shall be deemed fully paid and non-assessable. To the fullest extent permitted by the laws of the State of Nevada (currently set forth in NRS 78.195), as the same now exists or may hereafter be amended or supplemented, the Board of Directors may fix and determine the designations, rights, preferences or other variations of each class or series within each class of capital stock of the corporation.

         This amendment has been consented to and approved by the unanimous vote of the board of directors and a majority of stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

Dated this _____ day of ______________, 2003.



/s/ Royis Ward
--------------
By: Royis Ward
Title: President



/s/ Michael Ward
----------------
By: Michael Ward
Title: Secretary